UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2011

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

(Exact name of registrant specified in its charter)

Maryland	000-51262	20-0068852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

(Address of principal executive offices)

Registrant’s telephone number, including area code: (770) 449-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information required by Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 28, 2011, Wells Real Estate Investment Trust II, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), the general partner of Wells Operating Partnership II, L.P. (the “Issuer”), and certain indirect and direct subsidiaries of each of the Registrant and the Issuer (collectively, the “Subsidiary Guarantors” and together with us and the Issuer, the “Wells REIT II Companies”) entered into a purchase agreement (the “Purchase Agreement”) with the several initial purchasers named therein, for whom J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated acted as the representatives, for the issuance and sale by the Issuer of $250 million aggregate principal amount of its 5.875% Senior Notes due 2018 (the “Notes”).

The initial purchasers and their affiliates have engaged in, and may in the future engage in, various financial advisory, investment banking and commercial banking services, including participating as lenders, for us and the Issuer and each of their respective affiliates in the ordinary course of business. They have received, or may in the future receive, customary fees and commissions for these transactions.

On April 4, 2011, pursuant to the Purchase Agreement, the Issuer issued and sold $250 million aggregate principal amount of the Notes. The Notes were issued pursuant to an indenture, dated as of April 4, 2011 (the “Indenture”), among each of the Wells REIT II Companies and U.S. Bank National Association, as trustee (the “Trustee”). The descriptions of the Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture and the Notes, as applicable.

The Notes were issued by the Issuer at an initial offering price of 99.295% of the principal amount thereof. The net proceeds from the offering of approximately $246.5 million, after deducting the initial purchaser discount and underwriters fees, were used to repay a portion of the Issuer’s existing indebtedness.

Interest on the Notes will accrue at a rate of 5.875% per annum, starting on April 4, 2011. Interest will be paid on the Notes semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2011, until the principal is paid or made available for payment. The Notes will mature on April 1, 2018.

We may redeem the Notes in whole or in part at any time, or from time to time, prior to maturity at the applicable redemption price, which includes a make-whole premium.

The Indenture contains covenants that restrict each of our and the Issuer’s ability, with certain exceptions, to (i) merge or consolidate with another entity or transfer all or substantially all of our or the Issuer’s property and assets and (ii) incur liens if, on an aggregate basis for Wells REIT II Companies, the secured debt amount would exceed 40% of the value of the total assets. These covenants are subject to important exceptions and qualifications. The Indenture also provides for customary events of default.

In certain circumstances in which our stockholders approve a liquidation, we will be required to commence an offer to purchase the notes with the excess proceeds of asset sales.

The Notes will (i) rank senior in right of payment to all the Issuer’s future debt that is expressly subordinated in right of payment to the Notes, (ii) rank equally in right of payment with all of the Issuer’s existing and future unsecured and unsubordinated obligations and (iii) be effectively subordinated to any of the Issuer’s debt that is secured by assets to the extent of the value of the assets securing such debt. The Notes will not be entitled to the benefit of any sinking fund.

The Notes and the related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes or the related guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

In connection with the issuance of the Notes, each of the Wells REIT II Companies entered into a registration rights agreement, dated as of April 4, 2011 (the “Registration Rights Agreement”), with the initial purchasers of the Notes. Under the terms of the Registration Rights Agreement, the Wells REIT II Companies are required to file a registration statement following the issuance of the Notes enabling holders to exchange the Notes for registered notes with terms substantially identical to the terms of the Notes, to cause such registration statement to become effective, and to complete the exchange offer within 210 days after April 4, 2011. Under specified circumstances, including if the exchange offer would not be permitted by applicable law or SEC policy, the Registration Rights Agreement provides that the Wells REIT II Companies shall file a shelf registration statement for the resale of the Notes. If the Wells REIT II Companies default on their registration obligations under the Registration Rights Agreement, additional interest, up to a maximum amount of 0.50% per annum of the principal amount of the Notes, will be payable on the Notes until all such registration defaults are cured.

Incorporation by Reference

The description of the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

The description of the Registration Rights Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Registration Rights Agreements, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events

On April 4, 2011, we issued a press release to announce the closing of the offering of the Notes. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits

Exhibits

4.1	Indenture among each of the Wells REIT II Companies and U.S. Bank National Association as trustee, dated as of April 4, 2011.

10.1	Registration Rights Agreement among each of the Wells REIT II Companies and the initial purchasers, dated as of April 4, 2011.

99.1	Press Release dated April 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: April 4, 2011	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President